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                                                                   EXHIBIT 10.30





                           SEAGULL ENERGY CANADA LTD.

                                RETIREMENT PLAN











                                 JANUARY 1994

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Table Of Contents

Section 1 - Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section 2 - Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Section 3 - Eligibility and Participation . . . . . . . . . . . . . . . . . . . . . . .    8

Section 4 - Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

Section 5 - Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

Section 6 - Retirement Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 7 - Retirement Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

Section 8 - Forms of Retirement Benefits  . . . . . . . . . . . . . . . . . . . . . . .   17

Section 9 - Disability of a Participant . . . . . . . . . . . . . . . . . . . . . . . .   19

Section 10 - Death of a Participant . . . . . . . . . . . . . . . . . . . . . . . . . .   20

Section 11 - Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . .   23

Section 12 - Termination of Service . . . . . . . . . . . . . . . . . . . . . . . . . .   24

Section 13 - Administration of The Plan . . . . . . . . . . . . . . . . . . . . . . . .   27

Section 14 - Funding Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

Section 15 - Amendment or Termination of the Plan . . . . . . . . . . . . . . . . . . .   30

Section 16 - Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

Section 17 - General Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

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Section 1 - Introduction


1.01 The Seagull Energy Canada Ltd. Retirement Plan is hereby established by the Company effective January 4, 1994.

1.02 The establishment and maintenance of the Plan is conditional upon the Plan receiving and retaining such registration with the necessary regulatory authorities as may be required for the Company to deduct its contributions within the meaning of the Income Tax Act, and any other Applicable Legislation.





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Section 2 - Interpretation


2.01     TERMS
         For the purposes of this Plan, including this Section 2, the expressions set out below shall have the respective meaning attributed thereto.

2.02 ACCOUNT means the aggregate of all amounts constituting each Participant's holdings under the Plan.

2.03     ADMINISTRATOR means the incumbent President of Seagull Energy Canada
         Ltd.

2.04 APPLICABLE LEGISLATION means the Employment Pension Plans Act, the Income Tax Act, and any other legislation of Canada or a province or territory thereof, together with any regulations, rules, guidelines, or conditions established or prescribed from time to time affecting registered pension plans, to the extent such legislation is applicable with respect to the Plan or a Participant.

2.05     BENEFICIARY  means a person designated under Section 11.

2.06 COMPANY means Seagull Energy Canada Ltd. and any affiliated company designated by Seagull Energy Canada Ltd. to be a participating employer in the Plan; provided that any reference herein to any action to be undertaken or discretion to be exercised by the Company hereunder means Seagull Energy Canada Ltd. acting through its Board of Directors or any person or group of persons authorized to do so, either directly or indirectly, by the Board of Directors of Seagull Energy Company Ltd.

2.07 COMPANY'S FORFEITURE ACCOUNT means the account to which is credited the amounts in the Account under Section 12.01(b).





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2.08     CONTINUOUS SERVICE means the period of uninterrupted active service by a Participant from the Participant's most recent date of employment with the Company and rendered to the date of his termination of his service with the Company, death, or retirement, whichever is the earliest. Continuous Service shall include

         (1) any educational leave of absence of an Employee from his duties which does not exceed two (2) years and is granted with the consent of the Company;
         (2) any absence of an Employee due to maternity leave, sick or accident leave which cause is certified by a medical practitioner as being a disabling illness or injury, or such other leave which does not exceed two (2) years and is recognized by the Company;
         (3)     service with any predecessor company, provided the Company recognizes such service for purposes of the Plan;
         (4)     any period of temporary absence or lay-off by the Company, provided such temporary absence or lay-off does not exceed a continuous twenty six (26) week period; and
         (5) for those Participants pursuant to Section 3.01, the period of continuous service under the Prior Plan.

         Service occurring before a break in Continuous Service shall not constitute Continuous Service.

2.09 CREDITED INTEREST means the interest or changes in value that can reasonably be attributed to the operation of the Fund as a result of interest, dividends, realized and unrealized capital gains or capital losses, net of expenses attributable thereto, with respect to investments under the Plan, as determined by the Funding Agency. Credited Interest shall be calculated and allocated by the Funding Agency to each Account at the end of each month.





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2.10     DISABLED means, with respect to a Participant, suffering from a physical or mental impairment that prevents the Participant from performing the duties of his employment in which he was engaged prior to the commencement of the impairment and which is certified, in writing, by a medical doctor licensed in Canada or, with the Company's consent, where the Participant resides.

2.11     EFFECTIVE DATE means January 4, 1994.

2.12 EMPLOYEE means any person employed by the Company on a permanent basis, plus any person employed by the Company on other than a permanent basis, provided such person has completed two consecutive calendar years of employment during which he earned not less than 35% of the YMPE.

2.13 EMPLOYMENT PENSION PLANS ACT means the Employment Pension Plans Act, S.A. 1986 c. E-10.05 and the Regulations thereunder, each as amended or replaced from time to time.

2.14 FUND means the corpus and all earnings, appreciations or additions therein and thereto held by the Funding Agency under the Funding Agreement for the purposes of the Plan.

2.15 FUND MANAGER means the individual or organization, and successors thereof as the Company may appoint from time to time to manage and make decisions regarding the investments of the Fund.

2.16 FUNDING AGENCY means the trust company, trustees, insurance company or successors thereof as the Company may appoint to hold the Fund pursuant to the Funding Agreement, provided such Agency is recognized for such purpose under the Employment Pension Plans Act.

2.17 FUNDING AGREEMENT means the agreement or contract entered into between the Company and the Funding Agency establishing the Fund.





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2.18     INCOME TAX ACT means the Income Tax Act, S.C. 1970-71-72, c. 63 and the Regulations thereunder, and where applicable includes the provisions of Information Circular 72-13R8 issued by the Department of National Revenue, each as amended or replaced from time to time.

2.19 LOCKED-IN RETIREMENT ACCOUNT means an RRSP which is eligible for receipt of locked-in retirement funds under the Employment Pension Plans Act and the Income Tax Act.

2.20 LONG TERM DISABILITY PLAN means any insured disability plan sponsored by the Company which provides for the continuation of income after the expiry of the Company's short term disability plan.

2.21 MONEY PURCHASE LIMIT means the maximum number of dollars permitted under the Income Tax Act to be contributed by or on behalf of a Participant to a Registered Pension Plan in any calendar year.

2.22 NORMAL RETIREMENT DATE means the first day of the month coinciding with or next following the date on which the Participant attains or would attain age sixty-five (65).

2.23 PARTICIPANT means any Employee who fulfils the eligibility requirements set forth in Section 3 hereof and whose application for participation has been accepted and recorded by the Company. A Participant shall include a former Employee who continues to be entitled to benefits or rights under the Plan.

2.24 PLAN means the Seagull Energy Canada Ltd. Retirement Plan as provided herein and as amended or replaced from time to time.

2.25     PLAN YEAR means the calendar year.

2.26 PRIOR PLAN means the pension plan that was provided for employees of Novalta Resources Inc., as it was in effect on January 3, 1994.

2.27 REGISTERED PENSION PLAN and REGISTERED RETIREMENT SAVINGS PLAN bear the respective meanings attributed thereto under the Income Tax Act.

2.28 REGULAR GROSS EARNINGS means the basic monthly remuneration received by the Participant, as determined by the Company.

2.29     SPOUSE means, in relation to a Participant,





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         (a)     a person of the opposite sex who at the relevant time was
                 legally married to the Participant and was not living separate and apart from him, or

         (b) if there is no person to whom Section 2.29(a) applies, a person of the opposite sex who lived in a conjugal relationship with the Participant for the one (1) year period immediately preceding the relevant time and was, during that period, held out by the Participant in the community in which they live as his consort.

2.30 SUPERINTENDENT means the Superintendent of Pensions for the Province of Alberta, appointed under the Employment Pension Plans Act.


2.31 YMPE means the Year's Maximum Pensionable Earnings as applicable under the Canada Pension Plan or the Quebec Pension Plan, as the case may be.

2.32     NUMBER AND GENDER
         In this Plan, words importing the singular include the plural and vice versa; and words importing the masculine gender include the feminine and vice versa.





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2.33     HEADINGS
         Section headings are convenient references only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any section.





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Section 3 - Eligibility and Participation


3.01     PARTICIPANTS OF THE PRIOR PLAN
         Each Employee who was a participant of the Prior Plan shall become a Participant of the Plan on the Effective Date.

3.02     OTHER EMPLOYEES
         Any other Employee who is not referred to in Section 3.01 shall become a Participant of the Plan on the first day of his employment.

3.03     RE-EMPLOYMENT AFTER TERMINATION
         A Participant or any other Employee who terminates employment and is subsequently re-employed by the Employer shall be treated as a new Employee for all purposes of the Plan. This, however, shall not be construed as alienating any previously granted benefit in which the Participant had been vested as of his prior termination of employment.

3.04     RE-EMPLOYMENT AFTER RETIREMENT
         A former Participant who has retired under the provisions of the Plan and who is subsequently re-employed by the Employer shall be treated as a new Employee for all purposes of the Plan. This, however, shall not be construed as alienating any previously granted benefit in which the Participant had been vested as of his prior termination of employment.

3.05     TERMINATION OF PARTICIPATION NOT PERMITTED
         A Participant may not terminate his participation in the Plan while he remains an Employee.

3.06     NON-DUPLICATION OF PARTICIPATION
         An Employee who is participating in any other Registered Pension Plan of the Employer shall not participate in the Plan during his period of participation in the other plan.





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3.07     WAIVER OF ELIGIBILITY REQUIREMENTS
         The Company may, at its sole discretion, waive or modify any or all of the foregoing provisions of Section 3 with respect to any Employee, or group of Employees, for whom it deems it desirable and appropriate to do so, subject to the provisions of any Applicable Legislation.





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Section 4 - Contributions


4.01     EMPLOYEE CONTRIBUTIONS
         Each Employee who is a Participant is not permitted to make contributions to the Plan.

4.02     COMPANY CONTRIBUTIONS
         The Company shall contribute monthly to the Fund an amount equal to six and six tenths percent (6.6%) of the Participant's monthly Regular Gross Earnings. However, such contributions in any calendar year shall not exceed the Money Purchase Limit for such calendar year.

         Each participating employer shall contribute only on behalf of its own Employees who are Participants under the Plan.

4.03     DISABLED PARTICIPANT
         If a Participant is Disabled, the Company shall remit contributions pursuant to Section 4.02 to the Plan in respect of such Participant during the period in which the Participant is Disabled; provided that:

         (a) such contributions shall not exceed the amount which the Company would have contributed on behalf of the Participant had he not been Disabled, based upon his last full rate of Regular Gross Earnings; and

         (b) contributions under this Section 4.04 shall not be made for any period in excess of the waiting or eligibility period, if any, applicable to such Participant under the Company's Long Term Disability Plan.





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4.04     APPLICATION OF FORFEITURES
         The Company may apply all or any portion of the Company's Forfeiture Account to reduce the total Company contributions to the Plan for any month, or it may direct that the expenses of the Plan be paid from such account.

4.05     REFUND OF FORFEITURES
         (a) The Company may, subject to the advance approval of the Superintendent, receive a refund of all or a portion of the amount in the Company's Forfeiture Account.

         (b) Notwithstanding Section 4.05(a), any amount in the Company's Forfeiture Account which has not been used pursuant to Section
                 4.04 by the end of the calendar year following the year in which the amount was forfeited shall be refunded to the Company at that time, subject to the prior approval of the Superintendent.

4.06     TRANSFERS OF FUNDS FROM OTHER SOURCES
         The Company shall accept any transfer from the Prior Plan on behalf of a Participant. The Company may, in its absolute discretion, accept on behalf of a Participant a transfer to the Plan of funds held in another Registered Pension Plan, or Registered Retirement Savings Plan in the name of that Participant. Any transfer to the Plan shall be subject to all restrictions imposed on such transfers by any Applicable Legislation.

4.07     RETURN OF CONTRIBUTIONS
         Subject to the prior written approval of the Superintendent, an amount contributed by the Employer under Section 4.02 may be refunded at any time to the Employer as applicable where such action is required to avoid the revocation of registration of the Plan under the Income Tax Act.





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4.08     REMITTANCE OF COMPANY CONTRIBUTIONS
         The Company shall remit to the Funding Agent, for deposit to the Pension Fund, all contributions required to be made by the Employer pursuant to Section 4.02 and 4.03, subject to Section 4.04, within 30 days following the end of the month to which they relate.





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Section 5 - Accounts


5.01     ACCOUNTS
         An Account will be maintained for each Participant to which will be credited all contributions made on his behalf by the Employer in accordance with Sections 4.02, 4.03, 4.04 and 4.06.

5.02     INTEREST ON CONTRIBUTIONS
         At the end of each month Credited Interest will be added to all Accounts. Credited Interest shall not be applied at any other time.

5.03     ALLOCATIONS MADE MONTHLY
         All contributions shall be allocated by the Funding Agency to the Accounts of the Participants not later than the end of the month in which they are received by the Funding Agency.





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Section 6 - Retirement Dates


6.01     RETIREMENT OF A PARTICIPANT
         For purposes of this Plan, retirement shall commence on the first day of the calendar month coincident with or next following the cessation of the employment of a Participant who is retiring from the Plan.

6.02     NORMAL RETIREMENT DATE
         A Participant may retire on his Normal Retirement Date.

6.03     EARLY RETIREMENT DATE
         A Participant may elect to retire on the first day of any month which falls within the one hundred and twenty (120) months prior to his Normal Retirement Date. A Participant who is eligible to retire under this Section 6.03 and whose employment with the Company is terminated for any reason other than death may elect to be treated for the purposes of the Plan as if his employment has been terminated under
         Section 12 of the Plan.

6.04     POSTPONED RETIREMENT
         (a) Subject to Section 6.04(b), a Participant may postpone his normal retirement and remain in the service of the Company beyond his Normal Retirement Date, in which case he will continue to accrue benefits under the Plan.

         (b) A Participant's actual date of retirement for purposes of this Plan shall not be postponed beyond the first day of December in the year in which he attains age seventy-one (71).





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Section 7 - Retirement Benefits


7.01     BENEFITS ON RETIREMENT
         Upon retirement, a Participant may elect the following:

         (a) a life annuity in the form determined pursuant to Section 8 which may be purchased by the sum of the amount of his Account;

         (b) the transfer of the sum of the amount in his Account to a Locked-In Retirement Account; or

         (c) any other form of settlement permitted under Applicable Legislation at that time.

7.02     SMALL BENEFIT COMMUTATION
         If the value of the Participant's Account at his date of retirement is less than 4% of the YMPE for that year, or the resulting monthly pension is less than 1/12 of 2% of the YMPE for that year, or such other amount as may be prescribed under Applicable Legislation, the Participant shall receive a lump sum payment or a transfer to an unrestricted RRSP in the Participant's name, equal to the value of his Account in full discharge of all obligations under the Plan.

7.03     APPLICATION FOR PENSION
         A Participant eligible for retirement benefits under this Plan, or his legal representative, must make written application to the Company on the forms prescribed by the Company before any such benefits are payable. An application for payment for retirement benefits may be made at any time following sixty (60) days prior to the Participant's qualification to retire under the Plan, but not later than any date prescribed under the Income Tax Act.





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7.04     UNCLAIMED PENSION
         In the event a Participant, his legal representative or anyone else satisfactory to the Company does not give notice of his claim for retirement benefits, the Account of the Participant will be retained in the Fund until such advice is received. During such period the Account shall continue to earn Credited Interest.





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Section 8 - Forms of Retirement Benefits


8.01     NORMAL FORM OF PENSION FOR PARTICIPANTS WITHOUT A SPOUSE
         The normal form of pension for Participants without a Spouse shall be a life annuity payable in equal monthly instalments to and including the month in which the Participant dies, in arrears, provided that should the Participant die prior to having received sixty (60) monthly payments, the balance of the sixty (60) monthly payments shall be paid to the Participant's Beneficiary.

8.02     NORMAL FORM OF PENSION FOR PARTICIPANT WITH A SPOUSE
         The normal form of pension for a Participant with a Spouse shall be a joint and surviving spouse annuity such that:

         (a) if the Participant's Spouse survives the Participant, the Spouse shall, during the Spouse's lifetime, receive sixty percent (60%) of the monthly pension which had been payable to the Participant during his lifetime; and

         (b) the benefit shall be payable to the Participant or Spouse, as applicable, in equal monthly instalments, in arrears to and including the payment for the month in which the recipient dies.

8.03     OPTIONAL FORMS
         In lieu of the normal form of retirement benefit described in Sections
         8.01 and 8.02, a Participant may elect any optional form of annuity which may be purchased by the sum in his Account provided that:

         (a)     the Company agrees to such option;

         (b) such other optional form is permitted under the Employment Pension Plans Act; and

         (c)     such optional form is permitted under the Income Tax Act.





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8.04     OPTIONAL FORM ELECTION DATE
         A Participant who wishes to make an election under Section 8.03 shall submit written election to the Company at least thirty (30) days prior to the date of commencement of his pension payments. Should a Participant fail to make such an election within the specified period, the benefit shall be payable in the normal form described in Section
         8.01 or 8.02, as applicable.

8.05     LIMIT ON ELECTIONS
         A Participant who has a Spouse may not elect an optional form under
         Section 8.03 which would reduce the benefit entitlement of the Spouse without the written approval of the Spouse on a form and in the manner prescribed under the Employment Pension Plans Act.





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Section 9 - Disability of a Participant


9.01     PAYMENTS IN EVENT OF DISABILITY
         Subject to Section 9.02, if a Participant is Disabled and he is in receipt of benefits under any Long Term Disability Plan sponsored by the Company, the Participant may, subject to the approval of the Company, elect to receive the value of his Account in accordance with
         Section 7 and in such manner as may be approved by the Superintendent.

9.02     WAIVER OF SPOUSAL BENEFIT REQUIRED
         If a Disabled Participant who has a Spouse wishes to receive the value of his Account in accordance with Section 9.01 other than in the form of a joint and survivor annuity, or as a joint and survivor annuity which provides his Spouse with a monthly benefit of less than sixty per cent (60%) of the monthly benefit received by the Participant during his lifetime, the Participant's application for such benefit must include the written approval of the Spouse in the form and manner prescribed under the Employment Pension Plans Act.





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Section 10 - Death of a Participant


10.01    DEATH PRIOR TO RETIREMENT WITHOUT A SPOUSE
         If a Participant dies prior to commencement of his retirement benefits, provided the Participant does not have a Spouse on his date of death, the Beneficiary shall be entitled to a lump sum refund of the value of the Participant's Account. If the Beneficiary is eligible under the Income Tax Act to do so, he may elect to have the funds transferred to an RRSP in his name. The value of the Account shall include Credited Interest calculated to the end of the month immediately preceding the date of such refund.

10.02    DEATH PRIOR TO RETIREMENT WITH A SPOUSE
         If a Participant dies prior to the commencement of his retirement benefits and if the Participant has a Spouse on the date of his death, the Spouse may elect to receive the value of the Participant's Account as:

         (a) a lump sum payment, provided the Participant had not, at the date of death, completed five (5) years of Continuous Service;

         (b) a transfer to a Registered Retirement Savings Plan in the name of the Spouse, provided the Participant had not, at the date of death, completed five (5) years of Continuous Service;

         (c) a transfer to a Locked-In Retirement Account the name of the Spouse, if at the date of his death the Participant had completed five (5) years of Continuous Service;

         (d) a transfer to the Spouse's Registered Pension Plan, provided the administrator of that plan will accept the transfer; or

         (e) a transfer to a life insurance company to purchase a deferred or immediate life annuity for the Spouse;





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         provided such payment or transfer is under any other terms and conditions prescribed under the Employment Pension Plans Act and the Income Tax Act and provided that, if a deferred annuity is selected under Section 10.02(e), the annuity will commence prior to:

         (f) the end of the year in which the Spouse will attain age seventy-one (71), or

         (g)     if later, within one (1) year of the Participant's death.

10.03    DEADLINE FOR ELECTION OF OPTIONS
         Should the Spouse fail to advise the Company of his election within ninety (90) days of receipt of the election forms prescribed under the Plan, the Company shall cause the benefit to be paid as a lifetime pension pursuant to Section 10.02(1)(e), in which case the annuity shall commence payment:

         (a)     upon the Participant's Normal Retirement Date; or

         (b) if the Participant was age sixty-five (65) or older on the date of his death, as soon as practicable, but in no event later the earlier of

                 (i)      one (1) year after the death of the Participant, and

                 (ii) the end of the calendar year in which the Spouse attains age 71.

10.04    DEATH OF A PARTICIPANT AFTER RETIREMENT
         If a Participant dies after having commenced receipt of pension benefits, any benefit to which the Participant's Spouse or Beneficiary shall be entitled shall be in accordance the form of benefit being received under Section 8.





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10.05    DEATH OF A SPOUSE PRIOR TO BENEFIT TRANSFER
         If a Spouse dies after having become entitled to receive benefits under this Section 10 and prior to those benefits having been transferred to or on behalf of the Spouse, the benefits shall be paid to the Spouse's beneficiary or, if there is no such beneficiary, to the Spouse's estate.





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Section 11 - Designation of Beneficiary


11.01    DESIGNATION AND CHANGES OF BENEFICIARY
         Subject to Section 11.02, a Participant may upon making application for participation designate a Beneficiary to receive the benefits payable under the Plan in the event of the Participant's death, and may also, by written notice to the Company during such Participant's lifetime, alter or revoke such designation from time to time subject to any applicable law. Any such written notice shall be in such form and executed in such manner as the Company may require. If no Beneficiary has been validly designated or if the designated Beneficiary is not alive at the time of the Participant's death, the Participant's estate shall be the Beneficiary.

11.02    LIMITATION ON ELECTION
         If a Participant has a Spouse, the Spouse shall be the Beneficiary.

11.03    BURDEN OF PROOF ON CLAIMANT
         The Company may require the delivery of such documents as it deems necessary in order to be assured that the payment of benefits is properly made and is made to the proper party.





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Section 12 - Termination of Service


12.01    TERMINATION WITH LESS THAN FIVE YEARS OF CONTINUOUS SERVICE
         In the event that a Participant's employment terminates for any reason other than retirement or death prior to the completion of five (5) years of Continuous Service,

         (a) if such Participant's Continuous Service commenced prior to the Effective Date, then he shall be entitled to receive his Account balance, together with Credited Interest thereon to the date of withdrawal of such Account; or

         (b) if such Participant's Continuous Service commenced on or after the Effective Date, then no benefit is payable and the value of his Account shall be forfeited and credited to the Company's Forfeiture Account; however, should any part of his Account be derived from an amount transferred to the Plan pursuant to Section 4.06, then such portion of his Account shall not be forfeited and shall be payable to him, subject to any Applicable Legislation, together with Credited Interest thereon to the date of withdrawal of such portion of his Account.

12.02    TERMINATION WITH FIVE OR MORE YEARS OF CONTINUOUS SERVICE
         Upon completion of five (5) years of Continuous Service, a Participant whose employment with the Company terminates for any reason other than retirement or death shall be entitled to receive his Account balance, together with Credited Interest therein to the date of withdrawal of such Account.

12.03    OPTIONS ON SETTLEMENT
         Subject to Section 12.04, a Participant who terminates pursuant to
         Section 12.02 shall be entitled to receive the value of his Account as:

         (a) a transfer to a Locked-In Retirement Account in the name of the Participant,

         (b) a transfer to a Registered Pension Plan if the administrator of such plan agrees to accept such transfer; or

         (c) a transfer to a life insurance company to purchase an immediate or a deferred life annuity; provided that payments under such deferred annuity must commence prior to the end of the year in which the Participant attains age seventy-one
                 (71),

         provided such transfer is in accordance with the Employment Pension Plans Act and the Income Tax Act.

12.04    SMALL BENEFIT COMMUTATION
         If the benefit payable under Section 12.02 is not more than 4% of the YMPE in the year of the Participant's termination of Continuous Service, or the resulting monthly pension is less than 1/12 of 2% of the YMPE for that year, or such other amount as may be prescribed under Applicable Legislation, the Participant shall receive a lump sum payment or a transfer to an unrestricted RRSP in the Participant's name, equal to the value of his Account in full discharge of all obligations under the Plan.

12.05    ADVICE OF BENEFITS UNDER PLAN
         Within sixty (60) days of the date of termination, the Company will advise the Participant of his benefits under the Plan.

12.06    FAILURE TO ELECT
         Should a Participant fail to advise the Company of his election pursuant to Sections 12.01 and 12.02, as applicable, within ninety
         (90) days of his receipt of the election forms prescribed under the Plan, the Company shall provide that the value of the Account to which he is entitled be applied to provide a deferred life annuity in the normal form under Section 8.01 or 8.02, as applicable, commencing on the Participant's Normal Retirement Date.

Section 13 - Administration of The Plan


13.01    POWERS OF THE ADMINISTRATOR
         The Administrator shall:

         (1) make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

         (2) interpret the Plan, its interpretation thereof to be final and conclusive;

         (3) decide all questions concerning the Plan including the eligibility of any employees to participate in the Plan, such decisions to be final and conclusive;

         (4) compute the amount of payments of Participants and Beneficiaries in accordance with the provisions of the Plan and Applicable Legislation, and determine the person or persons to whom such payments shall be made, such computations and determinations to be final and conclusive;

         (5)     authorize payments to be made under the Plan; and

         (6) prepare or arrange for preparation of all requisite accounts and records pertaining to the Plan.

13.02    UNIFORM APPLICATION
         Whenever, in the administration of the Plan, any action by the Company is required, such action shall be uniform in nature as applied to all persons similarly situated.

13.03    LIMITATION OF LIABILITY
         In administering the Plan neither the Board of Directors nor any member thereof, nor the Company, nor any officer or employee thereof, shall be liable for any acts of omission or commission, except for his or its own individual, wilful and intentional malfeasance or misfeasance. The Company and its officers and directors shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by any actuary, accountant, Fund Manager, Funding Agency, counsel or other expert who shall be employed or engaged by the Company.

         The Company shall indemnify and hold harmless the Administrator, and any person to whom the Administrator may delegate any task or function, against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting negligence in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from his own gross negligence or wilful misconduct. Expenses against which such person shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgement, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

13.04    APPLICATION AND ELECTIONS
         All applications and elections for any purpose of the Plan shall be made on such forms and shall be filed in such manner as may be prescribed by Applicable Legislation or otherwise, determined from time to time by the Company.

Section 14 - Funding Benefits


14.01    ESTABLISHMENT OF THE FUND
         The Company will establish and maintain, during the term of this Plan, a Fund to be held and invested by the Funding Agency in accordance with the Funding Agreement and subject to Applicable Legislation.

14.02    CONTRIBUTIONS TO FUND
         All contributions in respect of the Plan shall be paid monthly into the Fund, which shall be held in trust and administered and invested by the Funding Agency in accordance with the Funding Agreement, the Income Tax Act, and the Employment Pension Plans Act.

14.03    RESTRICTION ON USE OF FUND
         No person shall have any interest in, nor right to, any part of the Fund except and to the extent provided in this Plan.

14.04    CHANGING FUNDING AGENCY
         The Company may remove the Funding Agency and upon such removal or upon resignation of the Funding Agency, the Company shall appoint a successor Funding Agency.

14.05    FISCAL YEAR
         The fiscal year of the Fund shall be the same as the Plan Year.

Section 15 - Amendment or Termination of the Plan


15.01    COMPANY'S RIGHT TO AMEND OR TERMINATE THE PLAN
         The Company retains the right to amend or modify or terminate the Plan in whole or in part, at any time and from time to time, and in such manner and to such extent as it may deem advisable; provided that:

         (1) no amendment shall have the effect of reducing any Participant's then existing interest in the Fund;

         (2) no amendment shall have the effect of diverting any part of the Fund to purposes other than for the exclusive benefit of the Participants; and

         (3) if the Plan is discontinued, the Account of each Participant shall be fully vested and shall be distributed to the Participant in accordance with Section 12.

15.02    FORFEITURE ACCOUNT
         If, after provision for benefits payable to, or in respect of, Participants on the full termination and wind-up of the Plan, funds are retained in the Company's Forfeiture Account, the Company's Forfeiture Account shall be refunded to the Company.

Section 16 - Disclosure


16.01    EXPLANATION OF THE PLAN
         The Administrator shall provide each Employee eligible to become a Participant of the Plan with a written explanation of the terms and conditions of the Plan and of any amendments to it which are applicable to him, together with an explanation of his rights and duties thereunder with reference to the benefits available. Such information shall be provided to the Employee on or before the later of:

         (1)     his date of hire; and

         (2)     30 days prior to his eligibility date.

16.02    EXPLANATION OF AMENDMENTS
         The Administrator shall provide each Participant with an explanation of any amendment to the Plan applicable to him together with an explanation of his rights and duties thereunder with reference to the benefits available. Such information shall be provided to the Participant within 90 days after registration of the amendment.

16.03    ANNUAL STATEMENT
         The Administrator shall provide each Participant with an annual statement containing prescribed information within 180 days of the end of each fiscal year.

16.04    STATEMENT ON TERMINATION
         The Administrator shall provide a former Participant with a written statement of his entitlements, rights and obligations within 90 days after his termination of employment, and upon the written request of former Participant, but not more frequently than annually, the same information but updated.

16.05    STATEMENT ON RETIREMENT
         The Administrator shall provide a Participant or former Participant, but not more frequently than annually, who is about to commence his pension with a written statement of his entitlements, rights and obligations within 90 days after receiving a completed application in the form required by the Administrator for commencement of pension.

16.06    STATEMENT ON DEATH
         The Administrator shall provide a surviving Spouse, Beneficiary or personal representative of a deceased Participant or former Participant who is entitled to a benefit with a written statement of the entitlements, rights and obligations within 90 days after proof of death is provided to the Administrator.

16.07    RELEVANT DATA
         The Administrator shall provide any person entitled to a statement in accordance with this Section with the data used to calculate any applicable prescribed benefit within 30 days after receiving a written request for such data.

16.08    NOTICE OF INTENT TO WIND UP THE PLAN
         The Administrator shall provide each Participant or former Participant where it is intended to terminate or windup the Plan, written notice of such intention at least 60 days before the proposed windup date.
         In the event that the decision is made to terminate or windup the Plan within 60 days, notice is to be provided immediately after such decision is made.

16.09    STATEMENT ON WIND UP
         In the event that the Plan is terminated or wound-up, the Administrator shall provide each Participant with a written statement of his entitlements, rights and obligations together with any other prescribed information, within 30 days after the approval of the Superintendent of Pensions of the windup report.

16.10    DISCLOSURE TO PARTICIPANTS
         A copy of the Plan documents and any other information prescribed by Applicable Legislation may be examined by a Participant at any reasonable time at the office of the Company.

Section 17 - General Conditions


17.01    LIMITATION OF RIGHTS GIVEN EMPLOYEES
         (1) The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment between the Company and any Employee or Participant.
         (2) Nothing contained herein shall be deemed to give to any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to terminate the employment of any Employee.

17.02    OBLIGATION OF COMPANY AND FUND
         All benefits payable under the Plan shall be provided for solely from the Fund and persons entitled to benefits hereunder shall look only to the assets of the Fund for payment. The Company's obligations hereunder are limited to the obligations expressly set forth herein.

17.03    PAYMENTS CANNOT BE ASSIGNED
         All benefits to which a person is, or may become, entitled pursuant to the Plan are for the support and maintenance of such person and may not in any manner, in whole or in part, be assigned, alienated, anticipated, sold, transferred, pledged, hypothecated, encumbered, charged, given as security or surrendered and except as otherwise required by law, shall not be subject to attachment or otherwise by, or on behalf of, the creditors of such person.

17.04    BREAKDOWN OF SPOUSAL RELATIONSHIP
         Subject to the Employment Pension Plans Act, the entitlement of a Member to receive a benefit under this Plan is subject to entitlements arising under a matrimonial property order, within the meaning of the Matrimonial Property Act, issued by a court of competent jurisdiction. The aggregate of payments made from the Plan to a Member of his Spouse or former Spouse pursuant to such an order shall not exceed the amount which would have been payable under the Plan to the Member in the absence of such an order.

17.05    SOURCE OF BENEFIT PAYMENTS
         The Company reserves the right to provide for payment of benefits referred to in this Plan directly from the Fund in the case of lump sum payments only. In all other cases, monies will be transferred from the Fund to a Canadian trust company, to a life insurance company licensed to transact annuity business in Canada, or to another pension plan fund recognized as such under the Employment Pension Plans Act, for the benefit of the Participant, Spouse or Beneficiary as the case may be. Such transfer shall serve as a full discharge of the obligations of the Company, the Fund and the Plan.

17.06    PAYMENT OF BENEFITS
         Where a Participant or the Beneficiary of a Participant is entitled to receive a lump sum payment under the Plan, the Company shall cause the payment to be made within sixty (60) days of receipt by the Company of the election forms prescribed under the Plan.

17.07    WITHDRAWAL FROM PLAN
         A Participant in the Plan cannot withdraw from the Plan while he remains in the employment of the Company.

17.08    PAYMENT OF PENSION ON BEHALF OF PARTICIPANT
         If a person entitled to receive retirement benefits hereunder has been adjudged or declared mentally incompetent, the Company shall, upon receipt of lawful notice in respect thereof, thereafter pay the retirement benefits to which such person is entitled to his legal representative specified in such notice. Any payments made by the Company pursuant to this Section 17.08 shall operate as a complete release and discharge on the part of the Fund and the Company with respect to such payments and the Company shall be under no liability or obligation to follow the application of the funds so paid.

17.09    PROOF OF AGE
         Proof, acceptable to the Company, of the date of birth of the any person to whom a life annuity is payable under this Plan must be submitted to the Company before benefits are payable to such person.

17.10    COST OF THE PLAN
         All fees or charges attributable to the operation of the Plan shall be paid by the Company to the extent such are not paid out of the Company's Forfeiture Account.

17.11    JURISDICTION
         The Plan shall be construed and administered in accordance with the law of the Province of Alberta.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by
its duly authorized officers this       day of                         , A.D.
1994.




                                          SEAGULL ENERGY CANADA LTD.